EXHIBIT 15.2

April 15, 2015

Renren Inc.

1/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing 100016

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors”, “Item 4.B—Business Overview—Regulation” and “Item 10.E—Taxation” in Renren Inc.’s Annual Report on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Renren Inc.’s registration statement on Form S-8 (File No. 333-177366) that was filed on October 18, 2011.

Yours faithfully,

/s/ TransAsia Lawyers

TransAsia Lawyers